SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 31, 2002



                          PANGEA PETROLEUM CORPORATION
             (Exact name of Registrant as specified in its Charter)


           Colorado                 0-30503              76-0635938
           --------                 -------              ----------
         (State or other        (Commission File       (IRS Employer
         jurisdiction of             Number)         Identification No.)
          incorporation)

       5850 San Felipe, Suite 500, Houston, Texas                77057
         Address of principal executive offices)               (Zip Code)


                                 (713) 706-6350
              (Registrant's telephone number, including area code)


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ITEM 2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On May 31, 2002, we were part of a multi-party settlement of a dispute, pursuant to which we exchanged all of our shares of our former subsidiary, Pangea Services, Inc., for all of the shares of Enatomy, Inc.("Enatomy"), a private Texas corporation. Enatomy, which presently has no operations, was recently formed, has no liabilities and its assets included cash (in the approximate amount of $75,000 as of May 31, 2002), free-trading securities (with an aggregate book value of $235,000 on Enatomy's books) and approximately 5.5 million shares of our own common stock. We may cancel these shares at a later date.

     Pangea Services, Inc. assets consisted of its ownership in WorldLink USA, LLC, which had a book value of $125,000.

     In addition, as part of the settlement, we were released from liability on certain promissory notes which totaled approximately $185,000.

ITEM 5.     OTHER  EVENTS

     On June 7, 2002, we will move our corporate offices to 5850 San Felipe, Suite 500 Houston, Texas 77057. Our new phone number is 713-706-6350 and our new facsimile number is 713-706-6351. Our website is www.pangeapetroleum.info.

FORWARD LOOKING STATEMENTS

     This Form 8-K contains "forward-looking statements" that are subject to risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the company prior to its current fiscal year end, as well as from developments beyond the company's control, including changes in global economic conditions that may, among other things, affect the company's performance anticipated acquisitions or future business. In addition, changes in domestic competitive and economic conditions may also affect performance of all significant company businesses.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial  Statements

     If required, the financial statements required by this item will be filed no later than August 14, 2002.

(b)  Exhibits

     Exhibit   10.1     Settlement Agreement


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


Dated:  June 7, 2002        Pangea Petroleum Corporation


                            ----------------------------------------
                            By:    /s/ Charles B. Pollock
                                   Charles B. Pollock,
                                   Chief Executive Officer and President


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Exhibit   10.1     Settlement Agreement


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